UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 27, 2024

S&P Global Inc.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
            Emerging growth company                ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                             ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On June 27, 2024, S&P Global Inc. (the “Company”) announced that Douglas L. Peterson will be retiring as Chief Executive Officer and President of the Company, effective as of November 1, 2024, and thereafter is expected to serve as an employee and Senior Advisor until December 31, 2025. Mr. Peterson will also retire from the Board of Directors (the “Board”) of the Company, effective at the next annual meeting of shareholders to be held in 2025.

The Board has unanimously appointed Martina L. Cheung, currently the Company's President of S&P Global Ratings, to succeed Mr. Peterson as Chief Executive Officer and President, effective as of November 1, 2024, and has appointed Ms. Cheung to the Board of Directors, effective as of July 1, 2024. Yann Le Pallec, currently the Company’s Executive Managing Director, Head of Global Ratings Services, has been appointed to succeed Ms. Cheung as President of S&P Global Ratings, effective as of November 1, 2024.

The Board determined following a robust, multi-year succession planning process that Ms. Cheung is the best candidate to lead the Company following Mr. Peterson’s retirement. Ms. Cheung has held multiple leadership roles at the Company and has had a profound impact on the evolution and growth of the Company. The Board believes that the outcome of its succession planning process is a strong testament to the Company’s leadership teams’ strengths and capabilities and has resulted in the appointment of an exceptional Chief Executive Officer who is a proven leader with deep expertise and unparalleled knowledge of the Company’s business, customers and opportunities.

Ms. Cheung joined S&P Global in 2010 as Vice President of Operations and went on to serve as S&P Global’s Chief Strategy Officer, where she was responsible for developing the Company’s growth and innovation investment priorities. She was also Head of Risk Services in S&P Global Market Intelligence, helping clients navigate the complex credit and risk landscape. She most recently served as President of S&P Global Market Intelligence, and Ms. Cheung formerly served on the board of CRISIL. Prior to joining the Company, she worked in the consulting industry, first in Accenture’s Financial Services Strategy group and later as a Partner at Mitchell Madison Consulting.

There are no family relationships between Ms. Cheung and any director or executive officer of the Company, and there are no relationships or related transactions between Ms. Cheung and the Company required to be reported.

In connection with her appointment as Chief Executive Officer and President of the Company, Ms. Cheung will receive (i) effective as of November 1, 2024, an increase in her annual base salary from $750,000 to $1,000,000 and an increase in her target annual bonus opportunity from $1,500,000 to $2,250,000, and (ii) effective as of January 1, 2025, an increase in her target long-term incentive opportunity from $3,750,000 to $9,000,000, which shall be granted on the Company’s 2025 annual award grant date.

Item 7.01.   Financial Statements and Exhibits.

A copy of the Company’s press release announcing the foregoing appointment is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01. Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to Item 7.01, including Exhibit 99, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this report:

(99)    Press Release of the Registrant, dated June 27, 2024.
(104)    Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/	Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary & Chief Corporate Counsel

Dated: June 27, 2024